Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of February 28, 2014, is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), the Buyers party to the Repurchase Agreement (defined below) (the “Buyers”), and U.S. Bank National Association, a national banking association, as administrative agent for the Buyers (the “Administrative Agent”).
RECITALS
A.    The Seller, the Buyers, and the Administrative Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of March 1, 2013, as amended by a First Amendment to Amended and Restated Master Repurchase Agreement dated as of April 23, 2013 (the “Repurchase Agreement”).
B.    The parties hereto desire to amend the Repurchase Agreement as provided herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2.    Amendments.

2.1    Definitions. The defined terms “HUD Compare Ratio” and “MIP Mortgage Loan” contained in Section 1.1 of the Repurchase Agreement are deleted in their entirety, and the following definitions are amended and restated or added (as applicable) to read in their entireties as follows:

“Buyers’ Margin Percentage” means:
(i)    for all Purchased Loans except Jumbo Mortgage Loans, Super Jumbo Mortgage Loans, Streamline Refinance Loans, Redwood Trust Jumbo Mortgage Loans, and Redwood Trust Super Jumbo Mortgage Loans, 96%;
(ii)    for Jumbo Mortgage Loans and Redwood Trust Jumbo Mortgage Loans, 95%;
(iii)    for Super Jumbo Mortgage Loans and Redwood Trust Super Jumbo Mortgage Loans, 93% (provided that, to the extent the unpaid principal balance of any Super Jumbo Mortgage Loan exceeds $1,500,000, the Buyers’ Margin Percentage for such excess shall be 0%);
(iv)    for Streamline Refinance Loans, 90%.
“Conforming Mortgage Loan” means a conventional first priority Single-family residential Mortgage Loan that is either (i) FHA insured (including FHA insured Mortgage Loans that are high balance Mortgage Loans with required downpayment levels), (ii) VA guaranteed (including VA insured Mortgage Loans that are high balance Mortgage Loans with required downpayment levels), (iii) guaranteed or provided under the USDA Rural Development program, (iv) eligible for sale to an Approved Investor in conjunction with a state or municipal housing bond program, or (v) a conventional mortgage Loan that fully conforms to all Agency underwriting and other requirements and excluding expanded criteria loans as defined under any Agency program.

“Jumbo Mortgage Investor” means any Approved Investor listed on Schedule AI as an Approved Investor for Mortgage Loans that are not Conforming Mortgage Loans, including any such Approved Investor subsequently approved in writing in the sole discretion of the Administrative Agent; provided that, if the Administrative Agent shall give written notice to the Seller of the Administrative Agent’s disapproval of any Jumbo Mortgage Investor (s) named in the notice, the Jumbo Mortgage Investor (s) so named shall no longer be (an) Jumbo Mortgage Investor (s) from and after the time when the Administrative Agent sends that notice to the Seller.
“LIBOR Margin” means 2.375%.
“Redwood Trust Jumbo Mortgage Loan” means a Jumbo Mortgage Loan that is a Purchased Loan and originated pursuant to an Investor Commitment from Redwood Trust.
“Redwood Trust Super Jumbo Mortgage Loan”: means a Super Jumbo Mortgage Loan that is a Purchased Loan and originated pursuant to an Investor Commitment from Redwood Trust.
“Termination Date” means the earlier of (i) February 27, 2015, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
“USDA” means the United States Department of Agriculture.
“USDA Loans” means Mortgage Loans originated under the USDA Rural Development single-family mortgage loan program.
2.2    Transaction Sublimits. Section 4.2 of the Repurchase Agreement is amended by amending the table set forth therein to read in its entirety as follows:

Type of Purchased Loan	Maximum percentage of Maximum Aggregate Commitment
Jumbo Mortgage Loans and Super Jumbo Mortgage Loans (including any Redwood Trust Jumbo Mortgage Loans and Redwood Trust Super Jumbo Mortgage Loans), taken in the aggregate	20%
Super Jumbo Mortgage Loans (including any Redwood Trust Super Jumbo Mortgage Loans)	10%
Streamline Refinance Loans	5%
Redwood Trust Jumbo Mortgage Loans and Redwood Trust Super Jumbo Mortgage Loans, taken in aggregate	10%

2.3    Removal of Pricing Rate Floor. Section 5.1 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

5.1. Pricing Rate. Subject to the following rules, and as contemplated in the definition of “Pricing Rate,” the Pricing Rate to be applied to the Purchase Prices of Purchased Loans to determine the Price Differential in all Open Transactions or Tranches as to which the Price Differential is to be determined by reference to the LIBOR Rate, on any day when no Event of Default has occurred and is continuing, shall be the LIBOR Rate plus the LIBOR Margin applicable from time to time (in each case computed annually).

2.4    Price Differential Payment Due Dates. Section 5.6 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

5.6. Price Differential Payment Due Dates. Price Differential on each Open Transaction and each Tranche thereunder accrued and unpaid to (or through) the last calendar day of each month before the Termination Date is due and payable on the 10th day of each month, whether or not such Transaction is still an Open Transaction on such payment due date; provided that all accrued and unpaid Price Differential on all Transactions shall be due on the Termination Date. The Administrative Agent is hereby specifically and irrevocably authorized to withdraw funds from the Operating Account in an amount equal to the sum of the Price Differential due on that day and cause application of such funds to such Price Differential, and if funds in the Operating Account are insufficient to pay the Price Differential then due, the Seller shall pay the amount of such deficiency by wire to the address in Section 3.5.
2.5    Facility Fee. Section 9.1 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

9.1. Facility Fee. The Seller agrees to pay to the Administrative Agent (for Pro Rata distribution to the Buyers) a facility fee (the “Facility Fee”) in an amount equal to 0.125% per annum of the Maximum Aggregate Commitment, for each period from the first calendar day of each month (or, for the month containing the Effective Date, the Effective Date) to (or through) the last calendar day of such month (or, for the month containing the Termination Date, the Termination Date). The Facility Fee shall be due and payable on the 10th day of each month; provided that it shall not be an Event of Default if the Borrower has, at all times on such day and until payment of the Facility Fee, funds on deposit with the Administrative Agent in an amount sufficient to pay the Facility Fee and the Agent fails to draft the account for payment of the Facility Fee, and if funds in the Operating Account are insufficient to pay the Price Differential then due, the Seller shall pay the amount of such deficiency by wire to the address in Section 3.5. The Facility Fee shall be calculated on a 360-day per year basis. If the Maximum Aggregate Commitment shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement between the Buyers and the Seller (excluding, however, any change occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee shall be required), the amount of the Facility Fee shall be adjusted as of the date of such change. The Facility Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and is not compensation for the use or forbearance or detention of money. Each calculation by the Administrative Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.
2.6    Schedules. Schedules AI, BC and EL to the Repurchase Agreement are amended and restated to read in their entireties as set forth on Schedule AI, BC and EL hereto.

2.7    Financial Statements. Section 16.3(c) of the Repurchase Agreement is amended and restated to read in its entirety as follows:

(c) Officer’s Certificate. Together with each of the monthly and annual Financial Statements required by Section 16.3(a) and (b), a certificate of the Seller’s chief financial officer or other authorized officer with knowledge of the subject matter of such certificate in the form of Exhibit C, among other things, (i) setting forth in reasonable detail all calculations necessary to show whether the Seller is in compliance with the requirements of Sections 17.12, 17.13, and 17.15 or, if the Seller is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions the Seller proposes to take with respect thereto, and (ii) stating that the terms of this Agreement have been reviewed by such officer or under his or her supervision, that he or she has made or caused to be made under his or her supervision a review in reasonable detail of the transactions and the condition of the Seller during the accounting period covered by such Financial Statements, and that such review does not disclose the existence during or at the end of such accounting period and that such chief financial officer or other authorized officer does not have knowledge of the existence as of the date of such certificate of any Event of Default or Default or, if any Event of Default or Default existed or exists, specifying the nature and period of its existence and what action the Seller has taken, is taking, and proposes to take with respect to it.

2.8    Exhibit C. Section 3 of Exhibit C is amended and restated in its entirety as follows:

3. The undersigned officer of the Seller supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:
(a) except to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Repurchase Documents, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;
(b) no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;
(c) the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;
(d) no Event of Default has occurred that has not been declared by the Administrative Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and
(e) compliance by the Seller with the financial covenants in Sections 17.12, 17.13, and 17.15 of the Current Repurchase Agreement is accurately calculated on the attached Annex A.
2.9    Exhibit C. Annex A of Exhibit C is amended by deleting paragraph (f) and renumbering the subsequent paragraphs.

2.10    Schedule DQ. Section (9) of Schedule DQ is amended and restated in its entirety as follows:

(9)    More than 60 days elapse since the Purchase Date of a Conforming Mortgage Loan or a Streamline Refinance Loan.
Section 3.    Effectiveness. This Amendment shall become effective as of the date first above written upon delivery by the Seller, the Buyers, and the Administrative Agent of this Agreement, duly executed.

Section 4.    Miscellaneous.

4.1    Ratifications. This Amendment shall modify and supersede all terms and provisions set forth in the Repurchase Documents that are inconsistent with this Amendment, and the terms and provisions of the Repurchase Documents are ratified and confirmed and shall continue in full force and effect.

4.2    Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.

4.3    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

4.5    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

4.6    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, the Buyers, the Administrative Agent, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and, to the extent required by the Repurchase Agreement, the Buyers.

4.7    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

4.8    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first set forth above.
DHI MORTGAGE COMPANY, LTD., as Seller and Servicer

By: DHI Mortgage Company GP, Inc.
Its General Partner

By: /s/ Mark C. Winter
Name: Mark C. Winter
Title: EVP / CFO

Second Amendment to Amended and Restated Master Repurchase Agreement

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and a Buyer

By: /s/ Edwin D. Jenkins
Name: Edwin D. Jenkins
Title: Senior Vice President

Second Amendment to Amended and Restated Master Repurchase Agreement

ASSOCIATED BANK, N.A., as a Buyer

By: /s/ Thomas J. Connally
Name: Thomas J. Connally
Title: SVP

Second Amendment to Amended and Restated Master Repurchase Agreement

BRANCH BANKING & TRUST COMPANY, as a Buyer

By: /s/ Samuel W. Bryan
Name: Samuel W. Bryan
Title: SVP

Second Amendment to Amended and Restated Master Repurchase Agreement

COMERICA BANK, as a Buyer

By: /s/ Amy Satsky
Name: Amy Satsky
Title: Vice President

Second Amendment to Amended and Restated Master Repurchase Agreement

SCHEDULE AI TO
SECOND AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
SCHEDULE AI
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
APPROVED INVESTORS

Investor	Product Approval
Bayview Financial	Conforming
Charter Bank	Conforming
Chase Home Equity	Conforming/Non-conforming
CitiMortgage, Inc.	Conforming
Colonial Savings and Loan Association	Conforming
Credit Suisse Securities (USA) LLC	Conforming/Non-conforming
Connective Mortgage Advisory Corporation	Conforming/Non-conforming
Empire Mortgage, Inc.	Conforming
Franklin Credit Management Group	Conforming
Federal National Mortgage Assoc. (FNMA)	Conforming
Government National Mortgage Assoc. (GNMA)	Conforming
Goldman, Sachs & Co.	Conforming
JPMorgan Chase Bank	Conforming/Non-conforming
Leader Financial Services	Conforming
Marsh Associates, Inc.	Conforming
Merrill Lynch Credit Corporation	Conforming
Morgan Stanley	Conforming
PennyMac Mortgage Investment Trust	Conforming/Non-conforming
Redwood Trust (10% collateral sublimit)	Conforming/Non-conforming
Residential Mortgage Solution	Conforming
SN Servicing Corporation	Conforming
Standard Mortgage Corporation	Conforming
Steel Mountain Capital, LLC	Conforming
UBS	Conforming/Non-conforming
US Bank Home Mortgage	Conforming/Non-conforming
Wells Fargo Bank, N.A.	Conforming/Non-conforming

Housing Agencies
Alabama Housing Finance Authority	Conforming
California Housing Finance Agency	Conforming
Colorado Housing & Finance Authority	Conforming
Georgia Housing and Finance Authority	Conforming
Illinois Housing Development Authority	Conforming
Minnesota Housing Finance Agency	Conforming
New Mexico Finance Authority	Conforming
Nevada Housing Division	Conforming
North Carolina Housing Finance	Conforming
Oregon Housing and Community Services	Conforming
South Carolina State Housing Finance	Conforming
Washington State Housing Finance Commission	Conforming

AI-1

SCHEDULE BC TO
SECOND AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE BC
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THE BUYER’S COMMITTED SUMS

Buyer
Committed Sum for each period from and including the following dates in any calendar year to and including the following dates in any calendar year:

January 1 - March 25
April 26 - June 25
July 26 - September 24
October 25 - December 31

Committed Sum for each period from and including the following dates in any calendar year to and including the following dates in any calendar year:

March 26 - April 25
June 26 - July 25
September 25 - October 24

U.S. Bank National Association	$170,000,000.00	$184,166,666.67
Associated Bank, N.A.	$30,000,000.00	$32,500,000.00
Branch Banking & Trust Company	$50,000,000.00	$54,166,666.67
Comerica Bank	$50,000,000.00	$54,166,666.67
Maximum Aggregate Commitment	$300,000,000.00	$325,000,000.00

SCHEDULE EL TO
SECOND AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
SCHEDULE EL
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
ELIGIBLE LOANS
“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of 30 years or less and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans and shall also mean Single-family Loans that are Jumbo Mortgage Loans, Super Jumbo Mortgage Loans or Streamline Refinance Loans that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. It must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:
(1)    If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.
(2)    If it does not satisfy the Seller’s Underwriting Guidelines for a Single-Family Loan in all material respects.
(3)    If it contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.
(4)    If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.
(5)    If any of its owner-mortgagors is an Affiliate of the Seller or any of the Seller’s or any such Affiliate’s directors, members, managers or officers.
(6)    Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.
(7)    That is a construction, rehabilitation or commercial loan. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
(8)    In the case of a Jumbo Mortgage Loan or Super Jumbo Mortgage Loan, that (i) has a loan-to-value ratio greater than 90%, (ii) that has a loan to value ratio greater than of 80% and is not covered by mortgage insurance acceptable to the Administrative Agent, (iii) has a FICO score less than 700, (iv) is not fully documented as to income or asset values, or (v) is not underwritten to guidelines of at least two Jumbo Mortgage Investors, at least one of which with short-term unsecured obligations rated not lower than A-1/P-1.
(9)    That was originated more than 30 days before its Purchase Date.
(10)    That is In Default or ever was In Default.
(11)    That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM,” “negative amortization” or “graduated payment” loan. The Administrative Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time.
(12)    In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.

(13)    That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost,” “high risk,” “predatory,” “covered,” “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Administrative Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
(14)    That the Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without the Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person; provided that this provision shall not be construed or applied to disqualify a Purchased Loan simply because it was purchased by the Seller out of a pool of Serviced Loans or from a whole loan investor for whose Mortgage Loans the Seller is a Servicer pursuant to the Seller’s (or an Affiliate’s) obligation or election as Servicer to do so. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
(15)    That the Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided that this provision shall not be construed or applied to disqualify a Purchased Loan simply because it was purchased by the Seller out of a pool of Serviced Loans or from a whole loan investor for whose Mortgage Loans the Seller is a Servicer pursuant to the Seller’s (or an Affiliate’s) obligation or election as Servicer to do so. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
(16)    That has a loan to value ratio greater than:
(a)    for qualifying FHA Loans, VA Loans, and USDA Loans, 103.5%,
(b)    for qualifying Streamline Refinance Loans, 105%, and
(c)    for all other Mortgage Loans, 97%, unless such Mortgage Loan is guaranteed by VA or insured by FHA; provided, however, that a Conforming Mortgage Loan may have a loan to value ratio greater than 80% (but not more than 97%), so long as the portion of such Conforming Mortgage Loan in excess of 80% of the value of the related Mortgaged Premises is covered by mortgage insurance acceptable to the Administrative Agent (the Administrative Agent, Buyers and the Custodian may rely on the Seller’s representation and warranty in Schedule 15.3(n) as to whether this condition is satisfied for any such Purchased Loan).
(17)    As to which any Disqualifier exists.
(18)    Unless all of the Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than the Seller’s right to repurchase the Purchased Loan hereunder.
(19)    Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Schedule 15.3, are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.
(20)    If such Mortgage Loan is not a Conforming Mortgage Loan, if Seller has materially changed Seller’s Underwriting Guidelines for such Mortgage Loan and the Administrative Agent has not approved such changes.
(21)    That is not covered by an Investor Commitment or Hedge Agreement.

(22)    If, for FHA Loans, the Seller as an entity shall for any reason lose its status as an approved originator and servicer of FHA Mortgage Loans.

EL-2